POWER OF ATTORNEY

The undersigned Board member of the Funds listed on Attachment A hereby constitutes and appoints James Bitetto, Sonalee Cross, Sarah S. Kelleher, Bennett A. MacDougall, Jeff S. Prusnofsky and Natalya Zelensky, and each of them, with full power to act without the other, her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for her and in her name, place and stead, in any and all capacities (until revoked in writing), to sign the Fund's Registration Statement on Form N-1A (and any and all amendments, including post-effective amendments, thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Effective March 13, 2019, this document hereby revokes in its entirety any Power of Attorney executed by the undersigned with regard to the same subject matter.

Except as otherwise specifically provided herein, this Power of Attorney shall not in any manner revoke in whole or in part any power of attorney that the persons whose signatures appear below previously executed.  This Power of Attorney shall not be revoked by any subsequent power of attorney that the persons whose signatures appear below may execute, unless such subsequent power specifically provides that it revokes this Power of Attorney by referring to the date of execution of this document or specifically states that the instrument is intended to revoke all prior powers of attorney.

/s/ Gina France Gina France Board Member	March 13, 2019

STATE OF NEW YORK ) ) ss COUNTY OF NEW YORK )

On March 13, 2019 before me, the undersigned, personally appeared the above-named individuals, each personally known to me or proved to me on the basis of satisfactory evidence to be the individuals whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their capacities, and that by their signatures on the instrument, the individuals, or the person upon behalf of which the individuals acted, executed the instrument.

WITNESS my hand and official seal.
/s/ Loretta Johnston Notary Public

ATTACHMENT A

Advantage Funds, Inc. (AF):	Dreyfus Manager Funds II (DMFII):
-Dreyfus Global Dynamic Bond Income Fund (DGDBIF)	-Dreyfus Balanced Opportunity Fund (DBOF)
-Dreyfus Global Multi-Asset Income Fund (DGMAIF)	Dreyfus Midcap Index Fund, Inc. (DMIF)
-Dreyfus Global Real Return Fund (DGRRF)	Dreyfus New Jersey Municipal Bond Fund, Inc. (DNJMBF)
-Dreyfus Opportunistic Midcap Value Fund (DOMVF)	Dreyfus Premier Investment Funds, Inc. (DPI):
-Dreyfus Opportunistic Small Cap Fund (DOSCF)	-Dreyfus Diversified International Fund (DDIF)
-Dreyfus Strategic Value Fund (DSVF)	-Dreyfus Global Real Estate Securities Fund (DGRESF)
-Dreyfus Structured Midcap Fund (DSMF)	-Dreyfus Large Cap Equity Fund (DLCEF)
-Dreyfus Technology Growth Fund (DTGF)	-Dreyfus Large Cap Growth Fund (DLCGF)
-Dreyfus Total Emerging Markets Fund (DTEMF)	Dreyfus Research Growth Fund, Inc. (DRGF)
-Dynamic Total Return Fund (DTRF)	Dreyfus Stock Index Fund, Inc. (DSIF)
Dreyfus Growth and Income Fund, Inc. (DGIF)	Dreyfus Variable Investment Fund (DVIF):
Dreyfus Index Funds, Inc. (DIF):	-Appreciation Portfolio (AP)
-Dreyfus International Stock Index Fund (DISIF)	-Government Money Market Portfolio (GMMP)
-Dreyfus S&P 500 Index Fund (DS&P)	-Growth and Income Portfolio (GIP)
-Dreyfus Smallcap Stock Index Fund (DSSIF)	-International Equity Portfolio (IEP)
Dreyfus International Funds, Inc. (DILF):	-International Value Portfolio (IVP)
-Dreyfus Emerging Markets Fund (DEMF)	-Opportunistic Small Cap Portfolio (OSCP)
-Quality Bond Portfolio (QBP)